UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2013, Paul Erickson ceased to be the Chief Financial Officer of, and is no longer employed by, Great American Group, Inc. (the “Company”).

Effective April 15, 2013, the Company’s board of directors appointed Phillip Ahn as the Company’s Chief Financial Officer and Chief Operating Officer. As a result of this appointment, Mr. Ahn now serves as the Company’s principal financial officer. Prior to such appointment, from February 2010, Mr. Ahn served as the Company’s Senior Vice President of Strategy and Corporate Development. Effective as of the date of such appointment, Harvey Yellen, the Company’s current President and Chief Operating Officer, will continue to serve as President and Vice Chair of the Board, but will transition his responsibilities as Chief Operating Officer to Mr. Ahn.

Mr. Ahn has nearly 20 years of experience in the financial services industry, in particular the private equity, investment banking and capital markets sectors. Prior to joining the Company, Mr. Ahn served as Vice President of Altpoint Capital Partners from June 2009 to February 2010 and as Vice President of Stone Tower Equity Partners from June 2007 to June 2009. He received his Bachelor’s degree in economics from the University of Michigan and a Master of Business Administration in Finance from Columbia University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2013	GREAT AMERICAN GROUP, INC.
	By:	/s/ Phillip Ahn
		Name:	Phillip Ahn
		Title:	Chief Financial Officer